Exhibit 10.6

First Right of Refusal Agreement

This First Right of Refusal Agreement (this “Agreement”) is entered into as of January 1, 2013 (the “Effective Date”) by and between Contango Oil & Gas Company, a Delaware Corporation (“Contango”) and Juneau Exploration, L.P., a Texas limited partnership (“JEX”). Contango and JEX may be referred to herein collectively as the “Parties” or individually as “Party”.

RECITALS

Contango is an independent oil and gas company whose business is to explore, develop, produce and acquire natural gas and oil properties onshore and offshore in the Gulf of Mexico.

JEX is in the business of generating and marketing exploration prospects for oil and gas as well as ownership in production of oil and gas and other related interests.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Contango and JEX agree, as follows:

1.
First Right of Refusal. Subject to the terms and conditions set forth in this Agreement, JEX hereby grants to Contango a first right of refusal to Contango to purchase any exploration prospects generated and recommended by JEX during the term of this Agreement. JEX will present its recommended prospects to Contango along with its terms and conditions for purchasing each prospect and Contango shall have the first right of refusal to purchase the prospect from JEX for a period of 10 days, subject to mutually acceptable terms.

2.
Compensation. During the terms of this Agreement Contango shall pay to JEX as consideration for this First Right of Refusal the sum of Five hundred thousand dollars ($500,000) annually to be paid quarterly in the amount of One hundred twenty five thousand dollars ($125,000) at the beginning of each quarter being January 1st, April 1st, July 1st and October 1st during the term of this Agreement.

3.
Term of Agreement. This agreement shall commence on the Effective Date and remain in full force and effect through December 31, 2014. This Agreement may be terminated by either party with 10 days prior written notice with said termination being effective at the end of the quarter for which said First Right of Refusal Compensation has been paid.

4.
Confidentiality. Contango agrees that the prospect information shall be kept strictly confidential and shall not be sold, traded, published, or otherwise disclosed to anyone in any manner whatsoever, including by means of photocopy or reproduction, without the prior written consent of JEX. Furthermore, Contango agrees not to use the prospect information or allow the use thereof, for purposes adverse to or in competition with JEX for the acquisition of oil and gas interests located within the prospect

5.
SOLE RISK. JEX MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE QUALITY, ACCURACY AND COMPLETENESS OF THE PROSPECT INFORMATION, AND CONTANGO EXPRESSLY ACKNOWLEDGES THE INHERANT RISK OF ERROR IN THE ACQUISITION, PROCESSING AND INTERPRETATION OF PROSPECT INFORMATION. CONTANGO AGREES THAT IT IS NOT ENTITLED TO RELY ON THE ACCURACY OR COMPLETENESS OF THE PROSPECT INFORMATION. CONTANGO AGREES THAT IT IS ACCEPTING AND USING THE PROSPECT INFORMATION AT ITS SOLE RISK.

6.
Governing Law. This agreement shall be governed by and interpreted in accordance with the laws of the state of Texas without giving effect to its conflicts of laws provisions. Venue for any claim or causes of action brought under this agreement shall be in Harris County, Texas.

WHEREFORE, the Parties hereto have executed this Agreement as of the date first above written.

CONTANGO OIL & GAS COMPANY

By: /s/ SERGIO CASTRO
Name: Sergio Castro
Title: Vice President

JUNEAU EXPLORATION, L.P.

By Juneau GP, LLC
Its General Partner

By: /s/ JOHN B. JUNEAU
Name: John B. Juneau
Title: Sole Manager